AMENDMENT NO. 2
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
             LIBERTY-STEIN ROE ADVISOR FLOATING RATE ADVANTAGE FUND


         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) of the Liberty-Stein Roe Advisor Floating Rate Advantage Fund (Trust), dated June 8, 1999 and amended on December 15, 1999, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty-Stein Roe Advisor Floating Rate Advantage Fund, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Liberty Floating Rate Advantage Fund" and have authorized the following amendment to said Declaration of Trust:

         Section 1 of Article I is hereby amended to read in its entirety as follows:

                Section 1. This Trust shall be known as "Liberty Floating Rate Advantage Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of July 17, 2000.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this April 26, 2000.

/s/TOM BLEASDALE                                   /s/WILLIAM E. MAYER
-------------------                                   ----------------
   Tom Bleasdale                                      William E. Mayer

/s/JOHN V. CARBERRY                                /s/JAMES L. MOODY, JR.
--------------------                               ----------------------
   John V. Carberry                                   James L. Moody, Jr.

/s/LORA S. COLLINS                                 /s/JOHN J. NEUHAUSER
-------------------                                --------------------
   Lora S. Collins                                    John J. Neuhauser

/s/JAMES E. GRINNELL                               /s/THOMAS E. STITZEL
--------------------                               --------------------
   James E. Grinnell                                  Thomas E. Stitzel

/s/RICHARD W. LOWRY                                /s/ROBERT L. SULLIVAN
-------------------                                ---------------------
   Richard W. Lowry                                   Robert L. Sullivan

/s/SALVATORE MACERA                                /s/ANNE-LEE VERVILLE
-------------------                                ----------------------
   Salvatore Macera                                   Anne-Lee Verville

Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

         Then personally appeared the above-named Trustees and executed Amendment No. 2 to the Agreement and Declaration of Trust of Liberty-Stein Roe Advisor Floating Rate Advantage Fund as their free act and deed, before me, this April 26, 2000.

                                                          /s/MARY P. MAHONEY
                                                          ------------------
                                                             Mary P. Mahoney
                                                             Notary
Public/My Commission Expires: 2/22/02